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                                                                     Exhibit 5.1

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                             O'MELVENY & MYERS LLP

                             400 SOUTH HOPE STREET
BEIJING                LOS ANGELES, CALIFORNIA 90071-2899               NEW YORK

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                                                                 OUR FILE NUMBER
                                                                     624,772-045


October 12, 2004


NILT Trust
Nissan-Infiniti LT
Nissan Auto Leasing LLC II
Nissan Auto Lease Trust 2004-A
990 West 190th Street
Torrance, California 90502

               Re:     NILT Trust
                       Nissan-Infiniti LT
                       Nissan Auto Leasing LLC II
                       Nissan Auto Lease Trust 2004-A
                       Registration Statement on Form S-1
                       Registration Nos. 333-118256, 333-118256-01,
                                  333-118256-02 and 333-118256-03

Ladies and Gentlemen:


            We have acted as special counsel to Nissan Auto Leasing LLC II, a Delaware limited liability company ("NALL II"), NILT Trust, a Delaware statutory trust ("NILT Trust"), Nissan-Infiniti LT, a Delaware statutory trust ("Nissan-Infiniti LT"), and Nissan Auto Lease Trust 2004-A, a Delaware statutory trust ("NALT 2004-A", or the "Issuer") in connection with the proposed issuance by NALT 2004-A of $1,470,000,000 aggregate principal amount of asset-backed notes (the "Notes") to be offered pursuant to the above-referenced registration statement on Form S-1 (such registration statement, as amended, the "Registration Statement") relating to the Notes. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations promulgated thereunder.


            The Notes will be issued under and pursuant to the indenture between the Issuer and the Indenture Trustee (as defined in the indenture). The indenture and the amended and restated trust agreement between NALL II, as transferor, and Wilmington Trust Company, as owner trustee, in the forms filed with the Securities and Exchange Commission on August 13, 2004 as exhibits to the Registration Statement, are herein referred to as the "Indenture" and the "Trust Agreement", respectively.

            In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the organizational documents of the Issuer, the forms of Indenture and Trust Agreement included as exhibits to the Registration Statement, the forms of Notes included in the Registration Statement, and such other records, documents and certificates of the Issuer and other instruments as we have deemed necessary for the purpose of this opinion. In addition, we have assumed that the Indenture and the Trust Agreement will be duly authorized, executed and delivered by the parties thereto; that the Notes will be duly authorized, executed and delivered substantially in the forms contemplated by the Indenture; and that the Notes will be sold as described in the Registration Statement.
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            Based upon the foregoing, we are of the opinion that:

            Assuming the due authorization of the Notes by all necessary action on the part of the Issuer, when the Notes have been validly executed, authenticated and issued in accordance with the Indenture and delivered against payment therefor, the Notes will be valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

            The opinions expressed above are limited to the federal laws of the United States of America and the laws of the State of New York (excluding choice of law principles thereof). We express no opinion herein as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

            We consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the form of prospectus, without admitting that we are "experts," within the meaning of the 1933 Act or the rules or regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                                     Respectfully submitted,


                                                     /s/ O'Melveny & Myers LLP



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